Exhibit 4.6


                          THIRD SUPPLEMENTAL INDENTURE

                      (as to 8-3/8% Senior Notes due 2011)

         THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 15, 2006, between HealthSouth Corporation, a Delaware corporation (the "Company"), and Wilmington Trust Company, as successor trustee to National City Bank, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of September 28, 2001, as supplemented by the Amendment to Indenture, dated as of August 27, 2003 and Second Supplemental Indenture, dated as of June 22, 2004 (as so supplemented, the "Indenture"), providing for the issuance of an aggregate principal amount of $200.0 million of 7-3/8% Senior Notes due 2006 (the "2006 Notes") and an aggregate principal amount of $400.0 million of 8-3/8% Senior Notes due 2011 (the "2011 Notes," and together with the 2006 Notes, the "Notes");

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve the amendments to the Indenture (the "Proposed Amendments") set forth in this Supplemental Indenture;

         WHEREAS, Section 8.02 of the Indenture provides that the Company and the Trustee may amend the Indenture or the Notes, as to a single maturity or all of the Notes, with the written consent of the Holders of a majority in principal amount of the then outstanding Notes to be affected thereby ("Requisite Consent");

         WHEREAS, this Supplemental Indenture and the Proposed Amendments contemplated herein shall only apply to the 2011 Notes;

         WHEREAS, the Company has distributed Offers to Purchase and Consent Solicitations Statements, dated February 2, 2006, as supplemented (the "Solicitation Statement"), and related Consent and Letter of Transmittal, dated as of February 2, 2006, to the Holders of the 2011 Notes in connection with the Proposed Amendments as described in the Solicitation Statements;

         WHEREAS, the Requisite Consent to the Proposed Amendments to the provisions of the Indenture have been received by the Company and the Trustee and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof; and

         WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree, for the equal and ratable benefit of the Holders of the 2011 Notes, as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AMENDMENTS TO THE DEFINITIONS IN THE INDENTURE AND THE 2011 NOTES. Any definitions used exclusively in the provisions of the Indenture or the 2011 Notes that are deleted as described in the Solicitation Statement, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the 2011 Notes, and all references in the Indenture and the 2011 Notes to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety or revised to conform herewith, solely as they relate to the 2011 Notes.

         3. AMENDMENTS TO ARTICLE 4 - COVENANTS. The following Sections of the Indenture, solely as they relate to the 2011 Notes, and any corresponding provisions in the 2011 Notes, are hereby deleted in their entirety and replaced with "Intentionally Omitted.":


Existing Section Number                         Caption
-----------------------                         -------
Section 4.02...............................     REPORTS
Section 4.04...............................     COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT; TAX
                                                INFORMATION
Section 4.05...............................     PAYMENT OF TAXES AND OTHER CLAIMS
Section 4.06...............................     CORPORATE EXISTENCE
Section 4.09...............................     MAINTENANCE OF PROPERTIES AND INSURANCE
Section 4.10...............................     LIMITATION ON RESTRICTED PAYMENTS
Section 4.11...............................     LIMITATION ON ADDITIONAL INDEBTEDNESS AND
                                                SUBSIDIARY PREFERRED STOCK
Section 4.13...............................     LIMITATION ON TRANSACTIONS WITH AFFILIATES
Section 4.14...............................     LIMITATION ON LIENS PRIOR TO THE FALL-AWAY EVENT
Section 4.16...............................     LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM
                                                SUBSIDIARIES
Section 4.18...............................     LIMITATIONS ON LIENS AFTER THE FALL-AWAY EVENT
Section 4.19...............................     LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS


         4. AMENDMENTS TO ARTICLE 5 - SURVIVING ENTITY.

         (a) Section 5.01 of the Indenture solely as it relates to the 2011 Notes is hereby amended by deleting clauses (ii), (iii) and (iv) thereof.

         (b) Section 5.02 of the Indenture solely as it relates to the 2011 Notes is hereby amended by deleting paragraph (b) thereof.

         5. AMENDMENTS TO ARTICLE 6 - EVENTS OF DEFAULT. Section 6.01 of the Indenture solely as it relates to the 2011 Notes is hereby amended by deleting paragraphs (d) and (e) thereof.

         7. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.

         11. RATIFICATION OF INDENTURE; SUPPLEMENTAL PART OF INDENTURE. Except as specifically amended and supplemented by this Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed. This Supplemental Indenture shall form a part of the Indenture solely with respect to the 2011 Notes for all purposes, and every holder of a 2011 Note heretofore or hereafter authenticated and delivered shall be bound hereby. This Supplemental Indenture shall become effective as of the date hereof at such time as executed counterparts of this Supplemental Indenture have been delivered by each party hereto to the other party hereto; provided, however, that no provision of this Supplemental Indenture shall be effective or binding on the parties hereto unless (i) such provision complies with the Trust Indenture Act and (ii) Holders of the requisite principal amount of 2011 Notes have provided consents (and not thereafter validly revoked such consent) to such provision on or prior to the date hereof. Notwithstanding an earlier execution date, the provisions of this Supplemental Indenture shall become operative at the time and date upon which the Company notifies the depositary and information agent for the Notes, Global Bondholder Services Corp., that the Notes are accepted for purchase pursuant to the Solicitation Statement. The Company shall promptly notify the Trustee that it has accepted for purchase the Notes, however failure to notify the Trustee shall not affect whether or not this Supplemental Indenture is operative.

         12. VALIDITY; ENFORCEABILITY. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         13. THIRD-PARTY BENEFICIARY. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the 2011 Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.





                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first written above.


                                     HEALTHSOUTH CORPORATION


                                     By: /s/ GREGORY L. DOODY
                                         -----------------------------------
                                         Name:   Gregory L. Doody
                                         Title:  Executive Vice President,
                                                 General Counsel and Secretary


                                     WILMINGTON TRUST COMPANY,
                                     AS TRUSTEE


                                     By: /s/ STEVEN CIMALORE
                                         -----------------------------------
                                         Name:  Steven Cimalore
                                         Title: Vice President